UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2024 (September 23, 2024)

RF ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41332	61-1991323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset, #05-06

Singapore 238164

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +65 6904 0766

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, one redeemable warrant, and one right to receive one-tenth of one share of Class A Common Stock	RFACU	The Nasdaq Stock Market LLC

Share of Class A Common Stock, par value $0.0001 per share	RFAC	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	RFACW	The Nasdaq Stock Market LLC

Rights, each right receives one-tenth of one share of Class A Common Stock	RFACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On September 24, 2024, RF Acquisition Corp. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) announcing the results of the special meeting of stockholders (the “Special Meeting”) held by the Company on September 23, 2024. At the Special Meeting, the Company’s stockholders (i) redeemed an aggregate of 1,170,280 shares of Class A common stock, par value $0.0001 per share, at a redemption price of approximately $11.23 per share for an aggregate total of approximately $13,136,585.44, and (ii) approved the extension amendment proposal (the “Extension Amendment Proposal”) which extended the date by which the Company must consummate a business combination, subject to the terms and conditions noted in the definitive proxy statement filed on September 4, 2024 (as amended or supplemented).

The Initial Report noted that the Company’s stockholders approved the Extension Amendment Proposal to amend the Company’s second amended and restated certificate of incorporation to give the Company the right to extend the date by which it has to consummate a business combination from September 28, 2024 to March 28, 2025, composed of six (6) monthly extensions after September 28, 2024, by depositing into the trust account for each of the six monthly extensions, $0.03 for each share of Class A common stock not redeemed in connection with the Extension Amendment Proposal (the “Extension Payments”), until March 28, 2025, in exchange for a non-interest-bearing, unsecured promissory note payable upon consummation of a business combination.

The Company is filing this Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment”) to clarify that a non-interest-bearing, unsecured promissory note payable upon the consummation of the business combination will not be issued in exchange for the six Extension Payments. No other modifications to the Initial Report are being made by this Amendment. This Amendment should be read in conjunction with the Initial Report.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure contained in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 23, 2024, RF Acquisition Corp., a Delaware corporation (the “Company” or “RFAC”) held a special meeting of stockholders (the “Special Meeting”), at which holders of 5,125,385 shares, composed of 5,125,385 Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and no Class B common stock, par value $0.0001 per share (together with the Class A Common Stock, the “Common Stock”), were present in person or by proxy, representing approximately 88.07% of the voting power of the 5,819,649 issued and outstanding Common Stock entitled to vote at the Special Meeting as of the close of business on August 27, 2024, which was the record date for the Special Meeting.

In connection with the Special Meeting, stockholders properly elected to redeem an aggregate of 1,170,280 Class A Common Stock at a redemption price of approximately $11.23 per share (the “Redemption”), for an aggregate redemption amount of approximately $13,136,585.44. Following the Redemption, approximately $17,672,550.92 will remain in the RFAC trust account (the “Trust Account”).

Extension Amendment Proposal

At the Special Meeting, the Company’s stockholders approved the proposal (the “Extension Amendment Proposal”) to amend the Company’s second amended and restated certificate of incorporation (the “Existing Charter”) to give the Company the right to extend the date by which it has to consummate a business combination from September 28, 2024 to March 28, 2025, composed of six (6) monthly extensions after September 28, 2024, by depositing into the Trust Account for each of the six monthly extensions, $0.03 for each share of Class A Common Stock not redeemed in connection with the Extension Amendment Proposal, until March 28, 2025.

The following is a tabulation of the votes with respect to the Extension Amendment Proposal, which was approved by the Company’s stockholders:

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions
4,960,624	164,761	0

Charter Amendment

On September 23, 2024, the Company filed a certificate of amendment to its Existing Charter with the Secretary of State of the State of Delaware to reflect the Extension Amendment Proposal (the “Charter Amendment”). The foregoing description of the Charter Amendment is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which was filed as Exhibit 3.1 to the Initial Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Title
3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of RF Acquisition Corp. (incorporated by reference to the Initial Report).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Acquisition Corp.

By:	/s/ Tse Meng Ng
Name:	Tse Meng Ng
Title:	Chief Executive Officer

Date: October 15, 2024